Exhibit 10.1


                                 PROMISSORY NOTE

$5,000,000.00                                               New York, New York
                                                                 April 1, 2001



      The undersigned, FIVE STAR PRODUCTS, INC., hereby promises to pay to the order of JL DISTRIBUTORS, INC. ("Payee"; Payee, and any subsequent holder[s] hereof, being hereinafter referred to collectively as "Holder") on September 30, 2003, at the offices of Holder or at such other place or places as Holder may from time to time designate in writing, in lawful money of the United States of America, the principal amount of Five Million and no/100 Dollars ($5,000,000.00), with interest at the rate of 8% per annum from the date hereof, payable on June 30, 2001 and quarterly on each September 30, December 31, March 31, and June 30, thereafter, until the entire principal amount hereof has been paid.

      1. Prepayment. The undersigned may at any time or from time to time prepay all or any part of the principal amount of this Note, with accrued interest on the amount prepaid to the date of prepayment, but without penalty or premium.

      2.    Events of Default.      If any of the following events (each, an
"Event of Default") shall occur:

            (a) If the undersigned shall default in the payment of any installment of interest on this Note when due, and such default shall continue for a period of ten (10) days after written notice thereof shall have been sent to the undersigned by Holder; or

            (a)   A  voluntary  case  in  bankruptcy   shall  be  begun  by  the
                  undersigned or any order for relief against the undersigned shall be entered in an involuntary case in bankruptcy; or

            (c) The undersigned shall fail, or admit in writing its inability, to pay its debts as they mature, by acceleration or otherwise; or make a settlement with or general assignment for the benefit or creditors; or a committee of creditors shall be appointed for the undersigned or a receiver or receivers or a custodian or custodians shall be appointed for or shall take possession of all or a substantial part of the undersigned's property;

then (i) in the case of an Event of Default described in clause (b) or (c) above, the outstanding principal of this Note and all accrued interest thereon shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived; and (ii) in the case of an Event of Default described in clause (a) above, Holder may at any time (unless all defaults theretofore shall have been remedied), by written notice to the


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undersigned,  declare the principal of and the accrued  interest on this Note to be due and payable without presentment, demand, protest or further notice, all of which are expressly waived.

            3. Change of Control. At any time after a change of control of the undersigned (as defined below) has occurred, Holder may, by written notice to the undersigned, declare the principal of and the accrued interest on this Note to be due and payable without presentment, demand, protest or further notice, all of which are expressly waived. For purposes of this Note, a "change in control of the undersigned" shall mean (a) a change in control of the undersigned of a nature that would be required to be reported in response to
Item 1(a) of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than a change of control of the undersigned resulting in control by Holder or a group including Holder, (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Holder or a group including Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the undersigned representing 20% or more of the combined voting power of the undersigned~s then outstanding securities, or (c) at any time individuals who were either nominated for election by the Board of Directors of the undersigned or were elected by the Board of Directors of the undersigned cease for any reason to constitute at least a majority of the Board of Directors of the undersigned.

      4.    Governing Law.   This Note shall be construed in accordance with
and governed by the laws of the State of New York.


                                    FIVE STAR PRODUCTS, INC.



                                    By:   ___________________________________
                                          Name:
                                          Title:


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